UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January25, 2013

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas		77064
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

2930 W. Sam Houston Pkwy N., Suite 300

Houston, TX 77043

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Executive Officer

Effective January 25, 2013, Ms. Johnna D. Kokenge resigned as Vice President and Chief Accounting Officer for Flotek Industries, Inc. (the “Company”) and as an officer and director of any subsidiary of the Company. Also on January 25, 2013, the Company and Ms. Kokenge entered into a Resignation Agreement (the “Agreement”) that sets forth their mutual agreement as to the terms and conditions of Ms. Kokenge’s resignation and supersedes Ms. Kokenge’s existing employment agreement with the Company (subject to the continuing effectiveness of certain provisions as detailed below). Below is a description of the material terms of the Agreement. The description below is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Pursuant to the Agreement, Ms. Kokenge will act as a consultant and independent contractor to the Company until August 31, 2013, performing such duties as requested by the Chief Executive Officer of the Company. Upon the effectiveness of a release entered into between Ms. Kokenge and the Company within 21 days of the Agreement, Ms. Kokenge will receive (i) a cash payment in the amount of $522,930 and (ii) an issuance of 44,060 shares of the Company’s common stock, representing shares issuable to her pursuant to the Company’s 2012 Performance Unit Plan. During Ms. Kokenge’s continued consultation for the Company, she will receive a monthly consulting fee of $24,000 until August 31, 2013 (which consultation arrangement may be terminated “for Cause”).

All unvested stock options and restricted stock awards made to Ms. Kokenge shall vest upon the effectiveness of the release entered into between Ms. Kokenge and the Company.

Appointment of Executive Officer

H. Richard Walton has been appointed as Chief Financial Officer of the Company on an interim basis, effective as of January 28, 2013. Mr. Walton, 64, has served as a financial consultant to public companies since 2003, including financial reporting consulting for the Company since 2010. Prior to 2003, Mr. Walton served as a public accountant for more than three decades including 20 years as an audit partner in the Houston office of KPMG. Mr. Walton is a certified public accountant and is a member of the Texas Society of CPAs. He is a graduate of Westminster College with a degree in Economics and Business Administration. Following graduation he served as an officer in the U.S. Army. He currently serves as Chairman of the Board of Houston Hospice, Chairman of the Finance Committee at DePelchin Children’s Center and as a member of the Board of Trustees of the Retina Research Foundation.

Item 7.01	Regulation FD Disclosure.

On January 28, 2013, the Company issued a press release announcing the Agreement and the appointment of Mr. Walton. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information presented under this Item 7.01 shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Resignation Agreement dated January 25, 2013.

99.1	Press Release dated January 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: January 28, 2013	/s/ H. Richard Walton
H. Richard Walton
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Resignation Agreement dated January 25, 2013.

99.1	Press Release dated January 28, 2013.